Exhibit 4-b-3

SECOND SUPPLEMENTAL INDENTURE

                  SECOND SUPPLEMENTAL INDENTURE, dated as of May 7, 2002, between Reliance Electric Company (formerly named Reliance Electric Industrial Company), a corporation duly organized and existing under the laws of the State of Delaware (“New Reliance”), and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the “Trustee”).

RECITALS

                  WHEREAS, Reliance Electric Company (the “Company”) has executed and delivered to the Trustee an Indenture, dated as of April 1, 1993, as supplemented by the First Supplemented Indenture dated as of April 14, 1993, by and between the Company and the Trustee (as so supplemented, the “Indenture”), providing for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein and therein called the “Securities”), to be issued in one or more series as in the Indenture provided;

                  WHEREAS, pursuant to a Certificate of Ownership and Merger dated as of May 7, 2002, the Company has merged with and into New Reliance;

                  WHEREAS, Section 801 of the Indenture permits the Company to merge into any other Person, provided that (i) the Person into which the Company is merged is an entity organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and (ii) such Person shall expressly assume by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance and observance of every covenant of the Indenture on the part of the Company to be performed or observed;

                  WHEREAS, Section 802 of the Indenture provides that, upon the merger of the Company into any other Person in accordance with Section 801 of the Indenture, the successor Person into which the Company is merged shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company in the Indenture, and thereafter, except in the case of a lease, the Company shall be relieved of all obligations and covenants under the Indenture and the Securities; and

                  WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of New Reliance and a valid supplement to the Indenture, in accordance with its terms, have been done;

                  NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises and of the mutual covenants contained herein, it is mutually agreed, as follows:

ARTICLE ONE

Provisions of General Application

Section 101. Provisions of General Application.

                  For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

(2) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE TWO

Succession and Assumption

Section 201. Succession and Assumption.

                  New Reliance hereby succeeds to, and is substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if New Reliance had been named as the Company in the Indenture, and New Reliance hereby expressly assumes the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance and observance of every covenant of the Indenture on the part of the Company to be performed or observed.

ARTICLE THREE

Miscellaneous

Section 301. Miscellaneous.

                  (a) The Trustee accepts the trusts created by the Indenture, as supplemented by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented hereby.

                  (b) The recitals contained herein shall be taken as statements of New Reliance, and the Trustee assumes no responsibility for their correctness.

                  (c) Each of New Reliance and the Trustee makes and reaffirms as of the date of execution of this Second Supplemental Indenture all of its respective representations, covenants and agreements set forth in the Indenture.

                  (d) All covenants and agreements in this Second Supplemental Indenture by New Reliance or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

                  (e) Except as otherwise provided herein, the Indenture shall remain in full force and effect in accordance with its terms.

                  (f) This Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented hereby, shall be read, taken and construed as one and the same instrument.

                  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date and year first above written.

Reliance Electric Company

(New Reliance)

By:

William J. Calise, Jr.

Vice President

Attest:

By:

Name: Karen A. Balistreri

Title: Secretary

Deutsche Bank Trust Company Americas

By:

Attest:

By:

Name:

Title:

Certificate of Acknowledgement

STATE OF	)

) ss.:

COUNTY OF	)

On the      day of May in the year 2002 before me, the undersigned, personally appeared William J. Calise, Jr., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the County of      , State of      .

Notary Public

Certificate of Acknowledgement

STATE OF NEW JERSEY	)

) ss.:

COUNTY OF HUDSON	)

On the      day of May in the year 2002 before me, the undersigned, personally appeared      , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the County of Hudson, State of New Jersey.

Notary Public